Exhibit 10.1
Skyworks Solutions, Inc.

Restricted Stock Unit Agreement
Granted Under the 2005 Long-Term Incentive Plan

1.Grant of Award.

This Restricted Stock Unit Agreement (the “Agreement”), evidences the grant by Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”) on [____________] (the “Grant Date”) to [____________] (the “Participant”) of [______] Restricted Stock Units (the “Award”), subject to the terms and conditions set forth in this Agreement and in the Company’s 2005 Long-Term Incentive Plan (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of the common stock, $0.25 par value per share, of the Company (“Common Stock”) upon the satisfaction of the vesting conditions as provided in Section 2 of this Agreement. The shares of Common Stock that are issuable upon vesting are referred to in this Agreement as “Shares.” No Shares shall be issued by the Company and delivered to the Participant unless, and until, all conditions set forth herein for such issuance and delivery are met.
2.Vesting Schedule; Termination.

(a)Vesting Schedule. Unless otherwise provided in this Agreement or the Plan, the Award shall vest in accordance with the following vesting schedule: [____________]
(b)Acceleration of Vesting upon Death or Disability. Notwithstanding the foregoing vesting schedule, any unvested Restricted Stock Units shall vest effective immediately upon the termination of the Participant’s employment due to death or disability. For this purpose, “disability” shall mean the permanent disability of the Participant as defined in Section 22(e)(3) of the Internal Revenue Code of 1986.
(c)Forfeiture upon Termination. In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause (except as provided in Section 2(b) above), all of the Restricted Stock Units that have not yet vested pursuant to Section 2(a) of this Agreement as of the time of such termination shall be forfeited immediately and automatically, without the payment of any consideration to the Participant, effective as of such termination of employment. The Participant shall have no further rights with respect to any Restricted Stock Units that are so forfeited. If the Participant is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary.

3.Issuance of Shares.

(a)Subject to the provisions of this Agreement, any Shares subject to vested Restricted Stock Units shall be issued within 30 days following the applicable vesting date as set forth in Section 2 above. Settlement of Restricted Stock Units shall be in Shares only.
(b)The Company shall not be obligated to issue and deliver the Shares to the Participant on any vesting date, unless the issuance and delivery of the Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state or foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

4.Restrictions on Transfer of Award.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, the Award or the Shares subject to the Award, or any interest therein, except by will or the laws of descent and distribution. The provisions of this Section 4 shall not apply to any of the Shares once issued upon vesting.
5.Provisions of the Plan; Dividend and Other Shareholder Rights.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the Restricted Stock Units granted hereunder until the Shares have been issued by the Company and delivered to the Participant.
6.Withholding Taxes.

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the vesting of the Award, pursuant to Section 2 hereof.
7.Miscellaneous.

(a)No Advice Regarding Grant. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. The Participant acknowledges and agrees that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or accepting shares issued hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(c)Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision of this Agreement, in whole or in part, shall not affect the validity or enforceability of any other provision of this Agreement.
(d)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(f)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(f).
(g)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(i)Governing Law and Venue. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of laws.
(j)Non-Solicitation. The Participant agrees that while employed by the Company and for one year thereafter, he or she will not, either directly or through others, raid, solicit, or attempt to solicit any employee of the Company to terminate his or her relationship with the Company in order to become an employee to or for any other person or entity. The Participant further agrees that he or she will not disrupt or interfere or attempt to disrupt or interfere with the Company’s relationship with such employees. The Participant also agrees that in addition to any damages that may be recovered, the prevailing party in any legal action to enforce this agreement shall be entitled to recover its costs and attorneys’ fees from the other party.
(k)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(l)Section 409A. This Agreement is intended to be exempt from, or compliant with, Section 409A and shall be interpreted and construed consistently therewith. Notwithstanding the foregoing, in no event shall the Company have any liability to the Participant or to any other person in the event that the Agreement is determined to not be exempt from or compliant with Section 409A.
(m)Unfunded Rights. The right of the Participant to receive Shares pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Skyworks Solutions, Inc.
Name: David J. Aldrich
Title: Chairman and Chief Executive Officer

______________________________

_____________________________
[Name of Participant]
Address:    _________________